FIRST AMENDMENT

TO THE

DOLLAR GENERAL CORPORATION

CDP/SERP PLAN

(As Amended and Restated Effective November 1, 2004)

WHEREAS, effective as of November 1, 2004, Dollar General Corporation (“Company”) adopted the latest amendment and restatement of the Dollar General Corporation CDP/SERP Plan (“Plan”);

WHEREAS, pursuant to Section 11.3 of the Plan, the Plan may be amended by due action of the Board of Directors or the Compensation Committee of the Company;

WHEREAS, the Compensation Committee of the Company has delegated certain Plan amendment rights to the Benefits Administration Committee of the Company.

WHEREAS, the Benefits Administration Committee of the Company desires to amend the Plan to clarify and conform the Plan’s provisions relating to eligibility of CDP Participants to defer amounts under the Plan and to receive certain CDP Company Matching Credits.

NOW, THEREFORE, the Benefits Administration Committee of the Company hereby amends the Plan as follows, effective January 1, 2005 or as otherwise expressly provided herein, provided, however, that if this amendment does not comply with Code Section 409A (including the Income Tax Regulations thereunder) in any manner, the provisions(s) not so complying shall not be effective until amended to so comply (which amendment may be retroactive to the extent permitted under Code Section 409A (including the Income Tax Regulations thereunder)):

1.

Section 2.26 is deleted in its entirety and replaced by the following:

2.26

“Subsidiary” shall mean each of the following business entities or other organizations (whether or not incorporated):

(i)

Any corporation the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company, and

(ii)

Any trade or business (whether or not incorporated) the majority of the outstanding voting equity interests of which is owned, directly or indirectly, by the Company.

2.

Paragraph (i) of Section 4.1(a) is deleted in its entirety and replaced by the following:

(i)

A CDP Participant may elect to defer from his Base Pay otherwise payable to him during each payroll period after his Effective Date any whole percentage from 1% to 65% of his Base Pay.  No revision to any deferral election otherwise made as of January 1,

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2005 shall be permitted by reason of the Plan amendment which deletes the requirement to make the maximum pre-tax elective deferral permitted under the Dollar General Corporation 401(k) Savings and Retirement Plan before a Base Pay elective deferral may be made.  The amount of any elective deferral made under this Section 4.1(a) shall be credited to a CDP Participant’s Optional Deferral Account; and

3.

A new Section 4.1(c) is added as follows:

(c)

Effective January 1, 2005, a Participant’s action or inaction under a qualified plan subject to Code Section 402(g), including an adjustment to a deferral election under such a qualified plan, shall not, for any given calendar year, result in an increase or decrease in the amounts deferred under this Plan and all other nonqualified deferred compensation arrangements in which the Participant participates in excess of the limit with respect to elective deferrals under Code Section 402(g) in effect for the calendar year in which such action or inaction occurs.

4.

Section 5.2 is deleted in its entirety and replaced by the following:

5.2

“CDP Company Matching Credits”

(a)

For Plan Years beginning before January 1, 2006, subject to Section 5.2(c), the Company shall credit, each calendar month, a CDP Company Matching Credit for each CDP Participant employed by the Company or a Subsidiary who has elected to make the maximum pre-tax elective deferral permitted under the Dollar General Corporation 401(k) Savings and Retirement Plan (the “401(k) Plan”) or otherwise has reached a 401(k) Plan or Code limit on contributions which limits the Participant’s matching contributions under the 401(k) Plan determined as follows:

(i)

Determine the maximum amount subject to a match under the CDP for such calendar month, which is the lesser of (A) 5% of the CDP Participant’s Base Pay; or (B) the CDP Participant’s Optional Deferrals from his Base Pay under Section 4.1(a) of this Plan for such month;

(ii)

Apply to the amount determined under (i) immediately above the employer matching contribution percentage which applies for such month under the 401(k) Plan; and

(iii)

Subtract from the amount determined under (ii) immediately above the employer matching contribution actually allocated to the CDP Participant for such month under the 401(k) Plan, regardless of whether such match is forfeited or distributed under Code Section 401(m).

(b)

For Plan Years beginning on or after January 1, 2006, the Company shall credit, each calendar month, a CDP Company Matching Credit for each CDP Participant employed by the Company or a Subsidiary equal to the lesser of:

(i)

5% of the excess of (A) the CDP Participant’s Base Pay for such month over (B) the CDP Participant’s Eligible 401(k) Matching Base Pay for such month; or

(ii)

The CDP Participant’s Optional Deferrals from his Base Pay under Section 4.1(a) of this Plan for such month.

For purposes hereof, a CDP Participant’s “Eligible 401(k) Matching Base Pay” is his compensation (not in excess of the compensation limit under Code Section 410(a)(17), as adjusted pursuant to Code Section 415(d) for the Plan Year) out of which he may make elective deferrals under the 401(k) Plan during periods he is eligible to participate in the employer matching contribution portion of the 401(k) Plan.  A CDP Participant’s Eligible 401(k) Matching Base Pay shall be determined by counting his described compensation on a first dollar paid basis during a Plan Year so that once the cumulative Eligible 401(k) Matching Base Pay for a Plan Year equals the adjusted compensation limit under Code Section 410(a)(17) for the Plan Year, the CDP Participant will have no more Eligible 401(k) Matching Base Pay for that Plan Year.

(c)

Effective January 1, 2005, if a Participant’s action or inaction under a qualified plan with respect to elective deferrals or after-tax contributions by the Participant to the qualified plan affects the amounts that are credited under this Plan or any other nonqualified deferred compensation arrangement as matching amounts or other amounts contingent on the Participant’s elective deferrals or after-tax contributions under the qualified plan, then (i) such matching or contingent amounts, as applicable, shall either be forfeited or never credited under this Plan or any other nonqualified deferred compensation arrangement in the absence of the Participant’s elective deferral or after-tax contribution, and (ii) all of the Participant’s actions or inactions shall not, for any given calendar year, result in an increase or decrease during such calendar year in the amounts deferred under this Plan and such other nonqualified deferred compensation arrangements in which the Participant participates in excess of the limit with respect to elective deferrals under Code Section 402(g) in effect for the calendar year in which such action or inaction occurs.

(d)

Any CDP Company Matching Credit shall be credited to the CDP Participant’s CDP Company Match Account each calendar month.

5.

Section 5.3 is deleted in its entirety and replaced by the following:

5.3

“Special Rule for a CDP Participant who has not yet met eligibility requirements to receive a matching contribution in the Dollar General Corporation 401(k) Savings and Retirement Plan” Notwithstanding anything to the contrary in Section 5.2 above, if for a given calendar month a CDP Participant has not yet met the eligibility requirements to receive a matching contribution in the 401(k) Plan, such CDP Participant shall nevertheless be credited with a CDP Company Matching Credit under this Plan for such month.  In such event, the amount subtracted under Section 5.2(a)(iii) above and the CDP Participant’s Eligible 401(k) Matching Base Pay under Section 5.2(b) for such month shall be zero.

6.

Section 7.1(f) is deleted in its entirety and replaced by the following:

(f)

Effective January 1, 2005, no amount attributable to an Account balance deemed to be invested in a Company stock investment option shall be transferred by Investment Request to an investment option other than the Company stock investment option, and no amount attributable to an Account balance deemed to be invested in an investment option other than a Company stock investment option shall be transferred by Investment Request to the Company stock investment option.  Notwithstanding the foregoing, if a Participant is a retired Participant who was in pay status as of November 1, 2004, such Participant may transfer funds, in whole or in part, out of the Company stock investment option during the period of November 1, 2005 through January 31, 2006, but not thereafter by making an investment direction change in the usual manner.  The preceding sentence will temporarily allow a retired Participant who was in pay status as of November 1, 2004 to transfer out (only transfer out) of the Company stock investment option.  If or to the extent a retired Participant does not transfer out of the Company stock investment option during the period of November 1, 2005 through January 31, 2006, any Account balances then remaining in the Company stock investment option will be retained in that investment option.

7.

Except as amended by this First Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment to the Plan has been executed on the 10th day of November, 2005, but effective as hereinabove provided.

DOLLAR GENERAL CORPORATION

By:	/s/ Jeffrey R. Rice

V.P. of Human Resources
Its:	Chairman of the BAC

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